CONSENT, JOINDER AND SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This CONSENT, JOINDER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of June 7, 2016, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on the signature pages hereto (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”), MIRAMAR TECHOLOGIES, INC. (“Miramar Technologies” or “Existing Borrower”) and, immediately after the Merger (defined below), MIRAMAR LABS, INC., a Delaware corporation (“Parent”), each of Existing Borrower and immediately after the Merger, the Parent having their offices located at 2790 Walsh Ave., Santa Clara, CA 95051. For purposes hereof, both Parent and Existing Borrower may also be referred to herein, collectively, as the “Borrowers” and, individually, as a “Borrower”).

RECITALS
A.    Collateral Agent, the Lenders and the Existing Borrower have entered into that certain Loan and Security Agreement dated as of August 7, 2015 (as the same may from time to time be amended, modified, supplemented or restated, including by that certain Consent and First Amendment to Loan and Security Agreement dated as of June 2, 2016, the “Loan Agreement”). The Lenders have extended credit to the Existing Borrower for the purposes permitted in the Loan Agreement.
B.    Miramar has informed Collateral Agent and the Lenders that it desires to enter into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), attached hereto as Exhibit A, and any other material agreement related to and executed by the Borrowers in connection with the Merger Agreement (collectively, the “Merger Documents”), pursuant to which a wholly-owned Subsidiary of Parent will merge with and into Miramar Technologies, with Miramar Technologies surviving as a wholly-owned Subsidiary of Parent (collectively, the “Merger”).
C.    The Existing Borrower has requested that Collateral Agent and the Lenders (i) consent to the Merger, (ii) amend the Loan Agreement to reflect the addition of Parent as a Borrower under the Loan Documents and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein and Collateral Agent and the Lenders have agreed to do so, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2.    Consent. Subject to the terms of Section 10 below, Collateral Agent and Lenders hereby consent to the Merger and agree that the Merger shall not, in and of itself, constitute an Event of Default under Section 7.2 or Section 7.3 of the Loan Agreement, provided that no other Event of Default exists on or immediately prior to the Merger or immediately after giving effect to the Merger.
3.     Joinder.
3.1    Additional Borrower. Parent hereby is added as a “Borrower” under the Loan Agreement, ab initio. All references in the Loan Agreement to “Borrower” hereafter shall mean and refer to Parent and Miramar Technologies, individually and collectively, jointly and severally; and Parent hereafter shall have all rights, duties and obligations of “Borrower” thereunder.
3.2    Joinder to Loan Agreement. Parent hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein (but only effective as of the date of this Agreement). Without limiting the generality of the preceding sentence, Parent agrees that it will be jointly and severally liable, together with Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations.
3.3    Subrogation and Similar Rights. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and any Lender may each exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement, the Loan Agreement, the Loan Documents or any related documents, until the Obligations have been indefeasibly paid in full and at such time as each Lender’s obligation to make Credit Extensions has terminated, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and/or Lenders under this Agreement and the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement, the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement, the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to a Borrower in contravention of this section, such Borrower shall hold such payment in trust for Collateral Agent, for the ratable benefit of Lenders, and such payment shall be promptly delivered to Collateral Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.
3.4    Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, Parent hereby grants to Collateral Agent, for the ratable benefit of Lenders, a continuing lien upon and security interest in all of Parent’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located. Parent further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Collateral Agent and each Lender that are reasonably deemed necessary by Collateral Agent or any Lender in order to grant a valid, perfected first priority security interest (subject to Permitted Liens) to Collateral Agent, for the ratable benefit of Lenders, in the Collateral. Each Borrower hereby authorizes Collateral Agent to file financing statements, without notice to any Borrower, with all appropriate jurisdictions in order to perfect or protect Collateral Agent’s and/or any Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral in contravention of the terms of the Loan Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Collateral Agent and each Lender under the Code.
4.    Amendment to Loan Agreement.
4.1    All references in the Loan Documents to “Borrower” shall mean and refer to MIRAMAR LABS, INC. and MIRAMAR TECHNOLOGIES, INC. MIRAMAR LABS, INC. shall have all rights and obligations of a Borrower thereunder, and agrees to be bound by all the terms and conditions of the Loan Agreement and the other Loan Documents and hereby makes to Collateral Agent all representations, warranties, grants of security interest and covenants contained in the Loan Agreement and the other Loan Documents as of the date hereof, subject, in each case, to Section 11 hereof.
4.2    Section 12.13 (Borrower Liability). New Section 12.13 hereby is added to the Agreement as follows:
“12.13        Borrower Liability. Either Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law (other than the defense of payment or performance of the obligations), including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil

Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non‑judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, until the Obligations have been indefeasibly paid in full and at such time as each Lender’s obligation to make Credit Extensions has terminated, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.”

5.    Limitation of Consent and Amendment.
5.1    The consent set forth in Section 2, the joinder set forth in Section 3 and the amendment set forth in Section 4 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
6.    This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and shall remain in full force and effect.
7.    Representations and Warranties. Subject to Section 11 hereof, each Borrower represents and warrants to Collateral Agent on and as of the date hereof as follows:
7.1    (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

7.2    Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;
7.3    The organizational documents of Existing Borrower delivered to Collateral Agent on the Effective Date or, with respect to Parent, on the date of this Agreement, are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
7.4    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
7.5    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not (a) contravene any material law or regulation binding on or affecting Borrower, (b) constitute an event of default under any material agreement binding on Borrower, (c) contravene any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) conflict with the organizational documents of Borrower;
7.6    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
7.7    This Agreement has been duly executed and delivered by Borrower and is the binding obligation of each, enforceable against each in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
8.    Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
9.    Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.    Conditions to Effectiveness. The parties agree that this Agreement shall be deemed effective upon:
(a)the due execution and delivery to Collateral Agent and Lenders of each of the following:

(i)	this Agreement by Miramar Technologies, the Parent, the Collateral Agent and the Required Lenders;

(ii)	Officer’s Certificates, attached hereto as Exhibit B-1 and Exhibit B-2, duly executed by each Borrower;

(iii)	the certificate(s) for the Shares of Miramar Technologies, together with Assignment(s) Separate from Certificate, duly executed in blank;

(iv)	duly executed original Amended and Restated Secured Promissory Notes in favor of each Lender according to its Term Loan Commitment Percentage;

(v)	duly executed original Warrants in favor of each Lender according to its Term Loan Commitment Percentage;

(vi)
the Operating Documents and good standing certificates of Parent, certified by the Secretary of State (or equivalent agency) of Parent’s jurisdiction of organization or formation and each jurisdiction in which Parent is qualified to conduct business, each dated as of a date no earlier than thirty (30) days prior to the date hereof;

(vii)	a completed Perfection Certificate for Parent;

(viii)
certified copies, dated as of a date no earlier than thirty (30) days prior to the date hereof, of financing statement searches with respect to Parent, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or will be terminated or released;

(ix)
evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 of the Loan Agreement are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders; and

(x)
fully executed copies of the Merger Documents, together with evidence reasonably satisfactory to Collateral Agent and the Lenders that the transactions contemplated by the Merger Documents have been consummated;

(b)the filing of a UCC-1 financing statement; and

11.    Miscellaneous.
11.1    This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
11.2    Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER	BORROWER
OXFORD FINANCE LLC By: /s/ Mark Davis Name: Mark Davis Title: Vice President – Finance, Secretary & Treasurer	MIRAMAR LABS, INC. By: /s/ R. Michael Kleine Name: R. Michael Kleine Title: President & CEO

LENDER	BORROWER
SILICON VALLEY BANK By: /s/ Michelle Lai Name: Michelle Lai Title: Vice President	MIRAMAR TECHNOLOGIES, INC. (f/k/a MIRAMAR LABS, INC.) By: /s/ R. Michael Kleine Name: R. Michael Kleine Title: President & CEO

[Signature Page to Consent, Joinder and Second Amendment to Loan and Security Agreement]

EXHIBIT A
MERGER DOCUMENTS
[TO BE ATTACHED]

EXHIBIT B-1
CORPORATE BORROWING CERTIFICATE
MIRAMAR LABS, INC.
[TO BE ATTACHED]

EXHIBIT B-2
CORPORATE BORROWING CERTIFICATE
MIRAMAR TECHNOLOGIES, INC.
[TO BE ATTACHED]